Exhibit 4.25

Power of Attorney

I, Du Ying Shuang, a PRC citizen whose ID number is 11010119740914152X, hereby authorize the two persons appointed by Ceng Dong Yi (Beijing) Technology Company Limited (“Ceng Dong Yi”) to exercise all the voting rights as a shareholder of Beijing Ling Xun Interactive Science Technology and Development Company Limited (“the Company”) by law and by articles of association in shareholders meeting of the Company with all powers within the term of this Power of Attorney, including but not limited to, sale or transfer of all or part of the shares in the Company and assignment and appointment of the directors and general manager of the Company as an authorized representative.

The above-mentioned authorization and attorney are based on the approval by Ceng Dong Yi. Once Ceng Dong Yi gives a written notice of replacing its attorney, I shall forthwith recall the attorney and authorization herein and authorize other employees assigned by Ceng Dong Yi to exercise all the voting rights owed by a shareholder of the Company in the shareholders meeting on my behalf.

The term of this Power of Attorney is 10 years from the execution date hereunder.

Authorized by Du Ying Shuang

Signature:

Date: August 11, 2004

Schedule to Exhibit 4.25

Pursuant to Rule 12b-31 under the Exchange Act of 1934, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the dates of execution, or other material details from the document filed as Exhibit 4.25.

Exhibit 4.25 Filed

Agreement:	Power of Attorney
Date:	August 11, 2004
Grantor:	Du Ying Shuang
Grantee:	Two persons appointed by Ceng Dong Yi (Beijing) Technology Company Limited
Terms:	Grantor authorizes Grantee the rights with respect to Grantor’s rights in Beijing LingXun Interactive Science Technology and Development Company Limited.

Agreements Substantially Identical to Exhibit 4.25 and Omitted

Agreement:	Power of Attorney
Date:	September 26, 2003
Grantor:	Wang Xiu Ling
Grantee:	Wang Lei Lei
Terms:	Grantor authorizes Grantee or such other individual employed and designated by Beijing Super Channel Network Technology Limited the rights with respect to Grantor’s rights in Beijing Lei Ting Wan Jun Network Technology Limited

Agreement:	Power of Attorney
Date:	September 26, 2003
Grantor:	Wang Lei Lei
Grantee:	Hong Liang
Terms:	Grantor authorizes Grantee rights or such other individual employed and designated by Beijing Super Channel Network Technology Limited the rights with respect to Grantor’s rights in Beijing Lei Ting Wan Jun Network Technology Limited

Agreement:	Power of Attorney
Date:	September 26, 2003
Grantor:	Sheng Yong
Grantee:	Wang Lei Lei
Terms:	Grantor authorizes Grantee or such other individual employed and designated by Beijing Super Channel Network Technology Limited the rights in regards to Grantor’s rights in Shenzhen Freenet Information Network Technology Limited

Agreement:	Power of Attorney
Date:	November 19, 2003
Grantor:	Wang Lei Lei
Grantee:	Hong Liang
Terms:	Grantor authorizes Grantee or such other individual employed and designated by Puccini Network Technology (Beijing) Limited the rights in regards to Grantor’s rights in Beijing Lei Ting Wu Ji Network Technology Limited

Agreement:	Power of Attorney
Date:	August 11, 2004
Grantor:	Sheng Yong
Grantee:	Two persons appointed by Ceng Dong Yi (Beijing) Technology Company Limited
Terms:	Grantor authorizes Grantee the rights with respect to Grantor’s rights in Beijing LingXun Interactive Science Technology and Development Company Limited.

Agreement:	Power of Attorney
Date:	November 19, 2004
Grantor:	Liu Bing Hai
Grantee:	Two persons appointed by Heng Dong Wei Xin (Beijing) Technology Company Limited
Terms:	Grantor authorizes Grantee the rights with respect to Grantor’s rights in Startone (Beijing) Information Technology Company Limited.

Agreement:	Power of Attorney
Date:	November 19, 2004
Grantor:	Pu Dong Wan
Grantee:	Two persons appointed by Heng Dong Wei Xin (Beijing) Technology Company Limited
Terms:	Grantor authorizes Grantee the rights with respect to Grantor’s rights in Startone (Beijing) Information Technology Company Limited.

Agreement:	Power of Attorney
Date:	September 23, 2004
Grantor:	Du Ying Shuang
Grantee:	Wang Lei Lei
Terms:	Grantor authorizes Grantee or such other individual employed and designated by Beijing Super Channel Network Technology Limited the rights in regards to Grantor’s rights in Shenzhen Freenet Information Network Technology Limited

Agreement:	Power of Attorney
Date:	December 13, 2004
Grantor:	Fan Tai
Grantee:	Hong Liang
Terms:	Grantor authorizes Grantee or such other individual employed and designated by Puccini Network Technology (Beijing) Limited the rights in regards to Grantor’s rights in Beijing Lei Ting Wu Ji Network Technology Limited